Exhibit 32.1
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
The undersigned, as the Chief Executive Officer and Chief Financial Officer of WashingtonFirst Bankshares Inc., respectively, certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the year ended December 31, 2013, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of WashingtonFirst Bankshares Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

March 19, 2014	/s/ Shaza L. Andersen
Date	Shaza L. Andersen
President & Chief Executive Officer
(Principal Executive Officer)

March 19, 2014	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President &
Chief Financial Officer
(Principal Financial and Accounting Officer)